Exhibit 10.1
SECURITIES PURCHASE AGREEMENT
This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of June 17, 2022 (“Effective Date”), is made and entered into by and among Flotek Industries, Inc., a Delaware corporation (the “Company”), and ProFrac Holdings II, LLC, a Texas limited liability company (the “Purchaser”) (each a “Party”, and collectively, the “Parties”).
RECITALS
WHEREAS, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase, as of the Closing and for the consideration and on the terms and conditions set forth herein, Pre-Funded Warrants of the Company, substantially in the form of Exhibit A attached hereto (the “Purchased Securities”), each exerciable into one share of common stock of the Company, par value $0.0001 per share (the “Common Stock”).
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained in this Agreement, the Parties agree as follows:
Article 1
CERTAIN DEFINITIONS
“Affiliate” of any Person means with respect to any Person, another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. For purposes of this definition, the term “control” (including the correlative terms “controlling,” “controlled by,” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise. Unless the context requires otherwise, for purposes of this Agreement, the Purchaser shall not be considered an “Affiliate” of the Company, and the Company shall not be considered an “Affiliate” of the Purchaser. For the avoidance of doubt, Purchaser, ProFrac, and their Affiliates shall not be Affiliates of the Company or its Affiliates.
“Board of Directors” or “Board” means the board of directors of the Company.
“Business Day” means any day other than those days on which banks in New York, New York are required or authorized to close.
“Confidentiality Agreement” means the confidentiality agreement entered into by and between the Company and Purchaser.
“Contemplated Transactions” shall mean the transactions contemplated in accordance with and subject to the terms of this Agreement and the other Transaction Documents.
“DGCL” means the Delaware General Corporate Law.
“Director” means a member of the Board of Directors of the Company.
“Disclosure Schedule” means a disclosure schedule that has been prepared by the Company and has been delivered by the Company to the Purchaser on the date of this Agreement.
“EDGAR” means the computer system for the receipt, acceptance, review, and dissemination of documents submitted to the SEC in electronic format.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Governmental Authority” includes the country, state, county, city, and political subdivisions in which any Person or such Person’s property is located or that exercises valid jurisdiction over any such Person or such Person’s property, and any court, agency, department, commission, board, bureau, or instrumentality of any of them and any monetary authorities, stock exchanges, and self-regulatory organizations that exercise valid jurisdiction over any such Person or such Person’s property. Unless otherwise specified, all references to Governmental Authority in this Agreement mean a Governmental Authority having jurisdiction over, where applicable, the Company, its Subsidiaries, or any of their property, or any of the Purchasers.
“Institutional Accredited Investor” means an institutional “accredited investor” within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act.
“Knowledge” means, with respect to the Company, means the actual knowledge of the executive officers (as defined in Rule 405 under the Securities Act) of the Company, after due inquiry, or with respect to the Purchaser, the actual knowledge of the chief executive officer and chief financial officer of Purchaser.
“Law” means any federal, state, local, municipal, foreign, or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling, or requirement issued, enacted, adopted, promulgated, implemented, or otherwise put into effect by or under the authority of any Governmental Authority (or under the authority of the NYSE).
“Lien” means any pledge, lien, charge, mortgage, encumbrance, or security interest of any kind or nature.
“Material Adverse Effect” means any material and adverse effect on: (i) the assets, liabilities, financial condition, business, or operations of the Company and its Subsidiaries, taken as a whole, other than (A) those occurring as a result of general economic or financial conditions or other developments that are not unique to and do not have a material disproportionate impact on the Company and its Subsidiaries but also affect other Persons who participate in or are engaged in the lines of business of which the Company and its Subsidiaries participate or are engaged, and (B) any change, in and of itself, in the market price or trading volume of the Common Stock; (ii) the ability of the Company and its Subsidiaries, taken as a whole, to carry out their businesses as of the date of this Agreement; (iii) the legality, validity, or enforceability of any Transaction Document; or (iv) the ability of the Company to consummate the Contemplated Transactions, or perform its obligations, under any Transaction Document on a timely basis.
“NYSE” means the New York Stock Exchange.
“Organizational Documents” means, as the context requires, (i) the Amended and Restated Certificate of Incorporation of the Company and the Second Amended and Restated Bylaws of the Company, each as amended to date, and/or (ii) the certificate of formation and limited liability company agreement or other equivalent organizational documents of the Company’s Subsidiaries, as amended to date.
“Person” means any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company, or joint stock company), organization, or entity, or Governmental Authority.
“Registration Rights Agreement” means that certain Registration Rights Agreement, dated May 17, 2022, between the Company and the Purchaser.

“Registration Rights Agreement Amendment” means that certain amendment to the Registration Rights Agreement, dated May 17, 2022, between the Company and the Purchaser in substantially the form attached as Exhibit B hereto.
“Regulation S-K” means SEC Regulation S-K.
“Representatives” of any Person means the officers, members, managers, directors, employees, agents, legal counsel, accountants, financial advisors, or any other representatives of such Person.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Stockholders” means the holders of the outstanding shares of Common Stock.
“Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests sufficient to elect at least a majority of its board of directors or other governing body or, if there are no such voting interests, 50% or more of the equity interests, of which is owned directly or indirectly by such first Person.
“Transaction Documents” means this Agreement, the Registration Rights Agreement Amendment, and each other document contemplated hereby or thereby.
Article 2
SALE AND PURCHASE
Section 2.1Purchase and Sale of the Purchased Securities. At the Closing, subject to the terms and conditions herein set forth, the Company hereby agrees to issue and sell, transfer, and deliver to the Purchaser, and the Purchaser hereby agrees to purchase, for an aggregate cash payment to the Company of $19,500,000, an amount of Purchased Securities representing Pre-Fudned Warrants to purchase an aggregate number of shares of Common Stock equal to (a) $19,500,000 divided by (b) the product of (1) 1.2 and (2) the price of a share of Common Stock on the NYSE immediately preceding the execution and delivery of this Agreement as calculated using a 30-day volume-weighted average price.
Section 2.2The Closing. Subject to the terms and conditions set forth herein, the closing of the purchase and sale of the Purchased Securities by the Purchaser under this Agreement (the “Closing”) shall occur on the date hereof (the “Closing Date”) immediately following the execution and delivery of this Agreement. The Closing shall take place remotely by electronic exchange of documents and signatures.
Section 2.3Deliveries At Closing.
(a)Company Deliverables. At the Closing, the Company shall deliver to the Purchaser:
(i)Appropriate certificates, notes, or other documents representing the Purchased Securities (or appropriate evidence of book-entry registration of the Purchased Securities in the name of Purchaser that are in book-entry form); and

(ii)The Registration Rights Agreement Amendment, executed by the Company.
(b)Purchaser Deliverables. At the Closing, the Purchaser shall deliver to the Company the cash amount of $19,500,000 by wire transfer of immediately available funds to an account designed in writing by the Company.
Article 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as set forth in the Company SEC Documents (excluding any risk factor disclosure and disclosure of risks included in any “forward-looking statements” disclaimer or other statements included in such Company SEC Documents to the extent that they are predictive or forward-looking in nature) or the corresponding sections or subsections of the Disclosure Schedule, the Company represents and warrants to Purchaser, as of the Effective Date and as of the Closing Date, as follows:
Section 3.1Corporate Existence. The Company is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware. Disclosure Schedule 3.1 lists each of the Company’s Subsidiaries and includes the name of the Subsidiary, its jurisdiction of incorporation or organization, and capitalization, including the percentage ownership held directly or indirectly by the Company and any other equity holder of such Subsidiary. Each Subsidiary is an entity duly formed, validly existing, and in good standing under the Laws of the jurisdiction under which it was formed. The Company and each of its Subsidiaries has all requisite corporate or limited liability company power and authority, as applicable, to conduct its business as currently conducted and to own and lease its property and other assets as now owned or leased, and has all material governmental licenses, authorizations, consents, and approvals necessary to own its property and to conduct its business as its business is currently conducted and as described in the Company SEC Documents, except where the failure to obtain such licenses, authorizations, consents, and approvals could not reasonably be expected to have a Material Adverse Effect. The Company and each of its Subsidiaries is qualified to do business as a foreign entity and is in good standing in each jurisdiction in which the nature of the business conducted by the Company or such Subsidiary makes such qualification necessary, except where the failure so to qualify could not reasonably be expected to have a Material Adverse Effect.
Section 3.2Capitalization.
(a)Disclosure Schedule 3.2(a) sets forth:
(i)the designation, par value, and number of authorized shares of all classes of capital stock of the Company; and
(ii)the issued and outstanding capital stock of the Company.
(b)All outstanding shares of Company capital stock have been duly authorized and validly issued in accordance with the Organizational Documents and are fully paid and nonassessable.
(c)The Company has no equity compensation plans that contemplate the issuance of equity interests of the Company (or securities convertible into or exchangeable for equity interests of the Company). No indebtedness having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters on which the Company stockholders may vote is issued or outstanding. There are no outstanding or authorized (i) options, warrants, preemptive rights, subscriptions, calls, rights of first refusal, or other rights, convertible or exchangeable securities, or written agreements obligating the Company or any of its Subsidiaries to issue, transfer, or sell any equity interest in, the Company or securities convertible into or exchangeable for such equity interests, (ii) obligations of the Company or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any equity interests of the Company or any such securities or agreements listed in clause (i) of this sentence, or (iii) proxy agreements or voting trusts or similar agreements to which the Company or any of its Subsidiaries is a party with respect to the voting of the equity interests of the Company. Except as contemplated by this Agreement, the Company has not entered into any agreements regarding the registration of any equity securities of the Company under the Securities Act.
(d)Neither the Company nor any of its Subsidiaries owns any shares of capital stock or other securities of, or interest in, any other Person, or is obligated to make any capital contribution to or any other investment in any other Person.
(e)(i) all of the issued and outstanding equity interests of each of the Subsidiaries are owned, directly or indirectly, by the Company, free and clear of any Liens (except for such restrictions as may exist under applicable Law and except for such Liens as may be imposed under the Organizational Documents of such Subsidiaries, as applicable), and all such ownership interests have been duly authorized, validly issued, and are fully paid (to the extent required in the Organizational Documents of such Subsidiaries, as applicable) and non-assessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607, and 17-804 of the Delaware Revised Uniform Limited Partnership Act and Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act), and (ii) neither the Company nor any of its Subsidiaries owns any shares of capital stock or other securities of, or interest in, any other Person, or is obligated to make any capital contribution to or any other investment in any other Person.
(f)The Purchased Securities being issued to the Purchaser hereunder will be duly authorized by the Company pursuant to the Organizational Documents of the Company prior to the Closing and, when issued and delivered by the Company to Purchaser in accordance with the terms of this Agreement, will be validly issued, fully paid, and non-assessable and will be free of preemptive rights or any Liens and restrictions on transfer, other than (i) restrictions on transfer under this Agreement and under applicable state and federal securities Laws and (ii) such Liens as are created by Purchaser or its Affiliates.
Section 3.3Company SEC Documents. The Company has timely filed (giving effect to permissible extensions in accordance with Rule 12b-25 under the Exchange Act) or furnished with the SEC all reports, schedules, forms, statements, and other documents (including exhibits and other information incorporated therein) that have been filed or were required to be filed or furnished by it under the Exchange Act or the Securities Act since December 31, 2020 (all such documents collectively, the “Company SEC Documents”). The Company SEC Documents, including any audited or unaudited financial statements and any notes thereto or schedules included therein (the “Company Financial Statements”), at the time filed or furnished (except to the extent corrected by a subsequently filed Company SEC Document filed prior to the date of this Agreement) (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, (iii) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (iv) were prepared in conformity with generally accepted accounting principles for financial reporting in the United States applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and (v) fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments), in all material respects, the consolidated financial position of the business of the Company as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended. KPMG LLP is an independent registered public accounting firm with respect to the Company and has not resigned or been dismissed as independent registered public accountants of the Company as a result of or in connection with any disagreement with the Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures.
Section 3.4Operations in the Ordinary Course. Since the date of the Company’s most recent Form 10-Q filing with the SEC, the Company and its Subsidiaries have conducted their respective businesses in the ordinary course, consistent with past practice, and there has been no (a) acquisition or disposition of any material asset by the Company or any of its Subsidiaries or any contract or arrangement therefor, other than acquisitions or dispositions for fair value in the ordinary course of business, acquisitions or dispositions as disclosed in the Company SEC Documents, or (b) material change in the Company’s accounting principles, practices, or methods.
Section 3.5Litigation. There is no Action pending or, to the Company’s Knowledge, contemplated or threatened, against the Company or any of its Subsidiaries or any of their respective officers, directors, or properties, which (individually or in the aggregate) reasonably could be expected to have a Material Adverse Effect, or which challenges the validity of the Transaction Documents, or the right of the Company to enter into any of them, or to consummate the transactions contemplated hereby or thereby. The Company is not a party or subject to, and none of its assets is bound by, the provisions of any order, writ, injunction, judgment, or decree of any Governmental Authority which could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries, nor any director or officer thereof, is or since December 31, 2020, has been the subject of any Action involving a claim of violation of or liability under federal or state securities Laws or a claim of breach of fiduciary duty. There has not been and, to the Company’s Knowledge, there is not pending or contemplated, any investigation by the SEC involving the Company or any current director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any of its Subsidiaries under the Securities Act or the Exchange Act.
Section 3.6No Breach. Neither the Company nor any of its Subsidiaries is in violation or default of any provision of its respective Organizational Documents. Neither the Company nor any of its Subsidiaries are in material violation or default of any provision of any Law of any Governmental Authority having jurisdiction over the Company, any of its Subsidiaries or any of their respective assets or properties. The execution, delivery, and performance by the Company of each Transaction Document to which it is a party and all other agreements and instruments in connection with the transactions contemplated by the Transaction Documents, and compliance by the Company with the terms and provisions hereof and thereof, do not and will not (i) violate any provision of any Law, governmental permit, determination, or award applicable to the Company or any of its Subsidiaries or any of their respective properties, (ii) conflict with or result in a violation of any provision of the Organizational Documents of the Company or any of the Company’s Subsidiaries, (iii) other than the Stockholder approval and any national securities exchange listing approval described in the Transaction Documents, require any consent or approval which has not been obtained on or prior to the date hereof or notice under or result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration) under (A) any note, bond, mortgage, license, or loan or credit agreement to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties may be bound or (B) any other agreement, instrument, or obligation, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the properties now owned or hereafter acquired by the Company or any of its Subsidiaries, except in the cases of clauses (i) and (iii) where such violation, default, breach, termination, cancellation, failure to receive consent or approval, or acceleration with respect to the foregoing provisions of this Section 3.6 could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 3.7Authority and Enforceability. The Company has all necessary corporate power and authority to execute, deliver, and perform its obligations under each Transaction Document to which it is a party and to consummate the transactions contemplated hereby or thereby, including the issuance, sale, and delivery of the Purchased Securities. The execution, delivery, and performance by the Company of each of the Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Purchased Securities), have been duly authorized by all necessary action on its part and, when duly executed and delivered by the parties thereto in accordance with their terms, each of the Transaction Documents will constitute the legal, valid, and binding obligations of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, and similar Laws affecting creditors’ rights generally or by general principles of equity. Except for the Stockholder approvals contemplated by the Transaction Documents, no approval by the holders of the Common Stock is required as a result of the Company’s issuance and sale of the Purchased Securities.
Section 3.8Approvals.
(a)Except as contemplated by this Agreement or as required by the SEC in connection with the Company’s obligations under the Registration Rights Agreement, no authorization, consent, approval, waiver, license, qualification, or written exemption from, nor any filing, declaration, qualification, or registration with, any Governmental Authority or any other Person which has not been obtained on or prior to the date hereof is required in connection with the execution, delivery, or performance by the Company of each of the Transaction Documents to which it is a party, except where the failure to receive such authorization, consent, approval, waiver, license, qualification, or written exemption, or to make such filing, declaration, qualification, or registration could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)The Board has taken any necessary actions so that the restrictions contained in Section 203 of the Delaware General Corporation Law applicable to a “business combination” (as defined in Section 203), to the extent applicable, will not apply to the execution, delivery, or performance of this Agreement or the other Transaction Documents or the consummation of the Contemplated Transactions.
Section 3.9Investment Company Status. The Company is not an “investment company,” an “affiliated person” of, “promoter” for or “principal underwriter” for, or an entity “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended, or the rules and regulations promulgated thereunder.
Section 3.10Offering. Neither the Company nor, to the Company’s Knowledge, any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D of the Securities Act) in connection with the offer or sale of any of the Purchased Securities. Assuming the accuracy of the representations and warranties of the Purchaser contained in this Agreement, the sale and issuance of the Purchased Securities are exempt from the registration requirements of the Securities Act. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D of the Securities Act in connection with the offer and sale by the Company of the Purchased Securities as contemplated by the Transaction Documents, or (ii) cause the offering of the Purchased Securities pursuant to the Transaction Documents to be integrated with prior offerings by the Company for purposes of any applicable Law, regulation, or stockholder approval provisions. No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s Knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable.
Section 3.11Certain Fees. Except for the fees payable to Piper Sandler & Co., no broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission with respect to the Transaction Documents or the consummation of the Contemplated Transactions.
Section 3.12Insurance. The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes to be prudent for its businesses. Neither the Company nor any of its Subsidiaries has received any notice of cancellation of any such insurance. The Company does not have any reason to believe that it or any of its Subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business as currently conducted without a significant increase in cost.
Section 3.13Compliance with Laws, Governmental Authorizations. The Company and its Subsidiaries are in material compliance with each material Law that is applicable to any of them and their business. Neither the Company nor any of its Subsidiaries has received any written notice or, to the Knowledge of the Company, any other communication from any Governmental Authority or any other Person regarding (i) any actual, alleged, possible, or potential violation of, or failure to comply with, any Law that has not heretofore been cured and for which there is no remaining liability, or (ii) any actual, alleged, possible, or potential obligation on the part of the Company or any of its Subsidiaries to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.
Section 3.14Transactions with Affiliates. Except as disclosed in any Company SEC Documents, there are no transactions, or series of related transactions, agreements, arrangements, or understandings, nor are there any currently proposed transactions, or series of related transactions, between the Company or any of its Subsidiaries, on the one hand, and the Company’s Affiliates (other than the Company’s Subsidiaries) on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act.
Article 4
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
Purchaser represents and warrants to, and covenants with, the Company, as of the Effective Date and as of the Closing Date, that:

Section 4.1Valid Existence. Purchaser is duly organized, validly existing, and in good standing under the Laws of its jurisdiction of organization and has all requisite corporate, partnership, or limited liability company (as applicable) power and authority to own or lease its properties and carry on its business as currently conducted.
Section 4.2Authority and Enforceability. Purchaser has all necessary corporate, partnership, or limited liability company (as applicable) power and authority to execute, deliver and perform its obligations under each of the Transaction Documents to which it is a party and to consummate the transactions contemplated hereby or thereby. The execution, delivery, and performance by Purchaser of each of the Transaction Documents to which it is a party, and the consummation of the transactions contemplated thereby, have been duly authorized by all legal action on its part and, when duly executed and delivered by the parties thereto in accordance with their terms, each of the Transaction Documents to which Purchaser is a party will constitute the legal, valid, and binding obligations of Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, and similar Laws affecting creditors’ rights generally or by general principles of equity.
Section 4.3No Breach. The execution, delivery, and performance by Purchaser of each of the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby or thereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material agreement to which Purchaser is a party or by which Purchaser is bound or to which any of the property of Purchaser are subject, (ii) conflict with or result in any violation of the provisions of the organizational documents of Purchaser, or (iii) violate any statute, order, rule, or regulation of any Governmental Authority having jurisdiction over Purchaser or the property or assets of Purchaser, except in the case of clauses (i) and (iii), for such conflicts, breaches, violations, or defaults as could not reasonably be expected to have a material and adverse effect on the ability of Purchaser to consummate the transactions, or perform its obligations, under any Transaction Document on a timely basis.
Section 4.4Certain Fees. No broker, finder, or investment banker is entitled to any brokerage, finder’s, or other fee or commission payable by Purchaser with respect to the purchase of the Purchased Securities or the consummation of the Contemplated Transactions.
Section 4.5Investment Representations.
(a)Accredited Investor Status; Sophisticated Purchasers. Purchaser is an Institutional Accredited Investor and is able to bear the risk of its investment in the Purchased Securities. Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the Purchased Securities and has so evaluated the merits and risks of the Purchased Securities.
(b)Acquisition for Own Account. Purchaser is acquiring the Purchased Securities pursuant to this Agreement for its own account for investment purposes and not with a view toward, or for resale or transfer in connection with, the sale or distribution thereof within the meaning of the Securities Act that would be in violation of the Securities Act.
(c)Information. Purchaser or its Representatives have been given access to and an opportunity to examine such documents, materials, and information concerning the Company as Purchaser deems to be necessary or advisable in order to reach an informed decision as to an investment in the Company, to the extent that the Company possesses such information, has carefully reviewed and understands these materials and has had answered to Purchaser’s full satisfaction any and all questions regarding such information.
(d)Securities Not Registered. Purchaser has been advised by the Company and understands that: (i) the Purchased Securities are being privately placed by the Company pursuant to an exemption from registration provided under Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act and neither the offer nor sale of any Purchased Securities pursuant to this Agreement has been registered under the Securities Act or any state “blue sky” laws; (ii) the Purchased Securities being acquired by Purchaser pursuant to this Agreement are characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired by Purchaser from the Company in a transaction not involving a public offering and, subject to Purchaser’s rights under this Agreement, Purchaser must continue to bear the economic risk of the investment in its Purchased Securities indefinitely unless the offer and sale of the Purchased Securities are subsequently registered under the Securities Act and all applicable state securities or “blue sky” laws or an exemption from such registration is available; (iii) a restrictive legend in the form set forth in Exhibit A shall be placed on the certificates representing the Purchased Securities; and (iv) a notation shall be made in the appropriate records of the Company indicating that the Purchased Securities are subject to certain restrictions on transfer.
(e)No General Solicitation. Purchaser acknowledges and agrees that neither the Company nor any other Person offered to sell to it the Purchased Securities by means of any form of general solicitation or advertising, including but not limited to: any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or any seminar or meeting whose attendees were invited by any general solicitation or general advertising. Purchaser further acknowledges and agrees that it was solicited or became aware of the investment in the Purchased Securities either through (i) a substantive, pre- existing relationship with the Company, (ii) direct contact with the Company or its agents outside of any public offering effort, and/or (iii) through contacts by the Company not identified through any public offering.
(f)No Side Agreements. Except for the Confidentiality Agreement or as set forth in the Company SEC Documents or public filings made by Purchaser with the SEC, there are no other agreements by, among or between Purchaser and any of its Affiliates, on the one hand, and the Company or any of its Affiliates, on the other hand, with respect to the transactions contemplated hereby (other than the Transaction Documents), and there are no promises or inducements for future transactions by, among or between Purchaser and any of its Affiliates, on the one hand, and the Company and any of its Affiliates, on the other hand.
(g)Reliance Upon Purchaser’s Representations and Warranties. Purchaser understands and acknowledges that the Purchased are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities Laws, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments, and understandings of Purchaser set forth in this Agreement (i) in concluding that the offer and sale of the Purchased Securities is a “private offering” and, as such, is exempt from the registration requirements of the Securities Act, and (ii) to determine the applicability of such exemptions in evaluating the suitability of Purchaser to purchase the Purchased Securities.

(h)Independent Investment Decision. Purchaser has made an independent investment decision with respect to this Agreement and the Purchased Securities.
Section 4.6Transfer; Pledge. Purchaser will not, directly or indirectly, offer, sell, transfer, or otherwise dispose of any of the Purchased Securities except in compliance with the Securities Act, and the rules and regulations promulgated thereunder. Subject to the foregoing sentence, notwithstanding anything to the contrary in the Transaction Documents, or the Organizational Documents, Purchaser may (i) assign all or any portion of the Purchased Securities, or any Common Stock issuable upon the exercise of the Purchased Securities to an Affiliate of Purchaser and (ii) pledge the Purchased Securities, or any Common Stock issuable upon the exercise of thePurchased Securities.
Article 5
GENERAL PROVISIONS
Section 5.1Publicity. The Parties shall consult with each other before issuing any press release or otherwise making any public statements about this Agreement, the Contemplated Transactions, or the Transaction Documents. None of the Parties shall issue any such press release or make any such public statement prior to such consultation, except to the extent required by applicable Law or the NYSE requirements, in which case that Party shall use its commercially reasonable efforts to consult with the other Parties before issuing any such release or making any such public statement.
Section 5.2Continued Listing on a National Securities Exchange. The Company will use commercially reasonable efforts necessary to remain in compliance with the NYSE continued listing standards. If after using commercially reasonable efforts, the Company is unable to remain in compliance with the NYSE continued listing standards, the Company will use commercially reasonable efforts to cause the Common Stock to become listed or quoted on another national securities exchange.
Section 5.3Enforcement of Agreement. The Parties to this Agreement agree that irreparable damage would occur in the event that certain of the provisions of this Agreement were not performed by the Parties in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, the Parties shall be entitled to an injunction or injunctions, without the necessity of posting bond, to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. In connection with any action for specific performance or to otherwise seek equitable relief against them the Parties hereby waive (and agree not to assert) (i) any defenses in any action for specific performance, including the defense that a remedy at law would be adequate and (ii) any requirement under any Laws to post a bond or other security as a prerequisite to obtaining equitable relief.
Section 5.4Entire Agreement. This Agreement and the documents and instruments and other agreements among the Parties hereto as contemplated by or referred to herein, including the Transaction Documents and the Disclosure Schedules, constitute the entire agreement between the Parties hereto with respect to the subject matter hereof and supersedes any and all prior discussions, negotiations, proposals, undertakings, understandings, representations, warranties, and agreements, whether written or oral, with respect hereto. For the avoidance of doubt, this Agreement shall not supersede that certain Securities Purchase Agreement, dated as of February 16, 2022, between the Company and ProFrac Holdings II, LLC, a Texas limited liability company and Affiliate of the Purchaser, the terms of which shall remain in full force and effect.
Section 5.5Disclosure Schedules. All capitalized terms not defined in the Disclosure Schedules shall have the meanings assigned to them in this Agreement. The inclusion of any information in any section of the Disclosure Schedules shall not be deemed to be an admission or acknowledgment by the Company that such information is required to be listed in such section or is material to or outside the ordinary course of the business of the Company or its Subsidiaries, nor shall such information be deemed to establish a standard of materiality (and the actual standard of materiality may be higher or lower than the matters disclosed by such information). The information contained in the Disclosure Schedules is disclosed solely for purposes of this Agreement, and no information contained therein shall be deemed to be an admission by any party hereto to any third party of any matter whatsoever (including, without limitation, any violation of applicable law or breach of contract). Any information disclosed in the Disclosure Schedules under any section or subsection number shall be deemed to be disclosed and incorporated in the Disclosure Schedules under any other section or subsection to the extent the relevance of such information to such other section is reasonably apparent on the face of such disclosure.
Section 5.6Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent via facsimile, with confirmation, mailed by registered or certified mail, return receipt requested, or delivered by an express courier, with confirmation, to the parties at the following addresses or at such other address for a Party as shall be specified by like notice:
(a)If to the Company, to:
Flotek Industries, Inc.
8846 N. Sam Houston Parkway W.
Suite 150
Houston, Texas 77064
Attn: Nicholas J. Bigney
Copy to Counsel:
Norton Rose Fulbright US LLP
1301 McKinney, Suite 5100
Houston, Texas 77010-3095
Attention: Robert Morris; Brandon Byrne
or to such other person at such other place as the Company shall designate to the Purchaser in writing; and
(b)If to the Purchaser:
ProFrac Holdings II, LLC
333 Shops Blvd, Suite 301
Willow Park, TX 75022
Attn: Rob Willette
Copy to Counsel:
Brown Rudnick LLP
One Financial Center
Boston, MA 02111
Attn: Andreas Andromalos
or to such other person at such other place as the Purchaser shall designate to the Company in writing.

Section 5.7Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.
Section 5.8Assignment. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the Parties hereto and their respective heirs, representatives, successors, and assigns. Neither Party may assign its rights or obligations hereunder without the prior written consent of the other Party, which consent shall not be unreasonably withheld, conditioned, or delayed; provided that Purchaser may assign this Agreement, upon written notice to the Company, to ProFrac Holding Corp. or any direct or indirect subsidiary of ProFrac Holding Corp. or Purchaser.
Section 5.9Waiver of a Jury Trial. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE CONTEMPLATED TRANSACTIONS.
Section 5.10Severability. In case any provision contained in this Agreement should be invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.
Section 5.11No Third-Party Beneficiary. Except as set forth herein, the terms and provisions of this Agreement are intended solely for the benefit of each Party hereto and their respective heirs, representatives, successors, and assigns, and it is not the intention of the Parties to confer upon any other person or entity any rights or remedies.
Section 5.12Amendment; Waiver. This Agreement may not be amended except by an instrument in writing signed by the Parties hereto. Any agreement on the part of a Party hereto to the waiver of any provision of this Agreement shall be valid only if set forth in an instrument in writing signed on behalf of such party; provided, however, that if any such amendment or waiver shall by applicable Law or in accordance with the rules and regulations of NYSE require approval of the Stockholders, the effectiveness of such amendment or waiver shall be subject to the approval of the Stockholders.
Section 5.13Governing Law; Consent to Jurisdiction.
(a)This Agreement shall be governed by and construed in accordance with the laws of the State of New York and the federal law of the United States of America; without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the Laws of any other jurisdiction.
(b)EACH OF THE PURCHASER AND THE COMPANY HERETO CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE BOROUGH OF MANHATTAN, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS INVOLVING ONLY SUCH PARTIES RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE LITIGATED ONLY IN SUCH COURTS.
(c)In the event that any proceeding, suit, or action is instituted to enforce any provision in this Agreement, the prevailing Party in such dispute shall be entitled to recover from the losing Party all fees, costs, and expenses of enforcing any right of such prevailing Party under or with respect to this Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs, and expenses of appeals.
Section 5.14Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. This Agreement or any counterpart may be executed and delivered by facsimile copies or delivered by electronic communications by portable document format (.pdf), each of which shall be deemed an original.
[The balance of this page is intentionally blank. Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.
FLOTEK INDUSTRIES, INC.
By:/s/ John W. Gibson, Jr.
Name: John W. Gibson, Jr.
Title: Chairman, President & Chief Executive Officer
PROFRAC HOLDINGS II, LLC
By:/s/ Matthew Wilks
Name: Matthew Wilks
Title: President

Exhibit A
Form of Pre-Funded Warrant

(See Attached)

Exhibit B
Form of Amendment to Registration Rights Agreement
(See Attached)